Exhibit 10.1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

April 11, 2016

Joseph T. Natoli

Senior Vice President for Business and Finance

and Chief Financial Officer

University of Miami

1252 Memorial Drive

Ashe Building 230

Coral Gables, Florida 33146

Re:	Letter Agreement Regarding Royalty

Dear Mr. Natoli:

This Letter Agreement Regarding Royalty (the “Letter Agreement”), effective as of April 6, 2016 (the “Letter Agreement Date”) sets forth the agreement of the University of Miami, on behalf of its School of Medicine (“Miami”) and Seattle Genetics, Inc. (“SGI”) regarding the payment of royalties to Miami under the License Agreement, dated September 20, 1999, as amended (the “License Agreement”). A capitalized term used in this Letter Agreement without definition has the meaning set forth in the License Agreement.

Whereas, SGI and Miami have asserted differing interpretations regarding the royalty obligation to Miami under the License Agreement including specifically the proper application of Section 8.1(d) set forth in Amendment No. 1 to License Agreement dated August 4, 2000 (“Amendment No. 1”);

Whereas, the first commercial sale of ADCETRIS® (brentuximab vedotin) (“Adcetris”) occurred on August 22, 2011 (“First Sale Date”); and

Whereas, SGI and Miami desire peace and assurance among one another, and intend herein to resolve all outstanding and potential future disputes between them regarding the interpretation of the royalty obligation under the License Agreement, and enter into this Letter Agreement for such express purpose.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Notwithstanding any other provision of the License Agreement or Amendment No. 1 to the contrary:

21823 - 30th Drive Southeast Bothell, Washington 98021 Tel: 425.527.4000 Fax: 425.527.4001 www.seattlegenetics.com

1.	Section 8.1(d) of the License Agreement shall be interpreted as obligating SGI to pay Miami a royalty subject to applicable reductions, if any, provided for in Section 8.2 of the License Agreement, as follows:

(a)	For sales of the Products during the period commencing on the First Sale Date until [*], Miami will receive a royalty consisting of [*] percent ([*]%) of the Net Sales of the Products throughout the Territory.

(b)	For sales made during the 12-month period commencing on [*] and ending on [*], and for each 12-month period thereafter until [*] (each an “Annual Period”), Miami will a receive a royalty consisting of:

(i)	[*] percent ([*]%) of the Net Sales of the Products during each such Annual Period in the Territory for Net Sales in the range between [*] ($[*]) up to or equal to [*] Dollars ($[*]); and

(ii)	[*] percent ([*]%) of the Net Sales of the Products during each such Annual Period in the Territory for Net Sales exceeding [*] Dollars ($[*]).

For avoidance of doubt, the incremental royalty rates set forth above shall apply only to that portion of the Net Sales of the Products that falls within the indicated range of Net Sales.

(c)	All royalty and payment obligations pursuant to Section 8 of the License Agreement with respect to any and all Products (including but not limited to Adcetris) will terminate on August 21, 2021, upon which SGI shall have in perpetuity a fully paid up, royalty-free, non-exclusive, sublicenseable license to use the Technology, Know-How and practice the Patent Rights to use, market and sell Products throughout the Territory.

2.	For avoidance of doubt, this Letter Agreement supersedes the Running Royalty provision in Section 8.1(d) of the License Agreement as amended by Amendment No. 1. Except as specifically amended herein, the remaining terms of the License Agreement shall remain unaffected and in full force and effect.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Miami and SGI, intending to be legally bound, have caused this letter to be executed by their authorized representatives.

Sincerely,

Seattle Genetics, Inc.

By:	/s/ Todd Simpson
Name:	Todd Simpson
Title:	Chief Financial Officer

ACCEPTED and AGREED:

University of Miami, on behalf of its School of Medicine

By:	/s/ Joseph T. Natoli
Name:	Joseph T. Natoli
Title:	Senior Vice President for Business and Finance and Chief Financial Officer

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.